                                                                     EXHIBIT 4.2

                  FORM OF FACE OF EXCHANGE GLOBAL SENIOR NOTE
                  -------------------------------------------

                                UNITED USN, INC.

     No._________                             CUSIP No. _________

                       14% SENIOR DISCOUNT NOTE DUE 2003

THIS SENIOR NOTE IS A GLOBAL SENIOR NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO UNITED USN, INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY SENIOR NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL SENIOR NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL SENIOR NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF SEPTEMBER 30, 1996, BETWEEN UNITED USN, INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS SENIOR NOTE WAS ISSUED.

                               GLOBAL SENIOR NOTE
                REPRESENTING 14% SENIOR DISCOUNT NOTES DUE 2003

     UNITED USN, INC., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on September 30, 2003.

     Reference is hereby made to the further provisions of this Global Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Global Senior Note shall not be entitled to any benefit under the Indenture relating to the Senior Notes or be valid or obligatory for any purposes.


     IN WITNESS WHEREOF, the Company has caused this Global Senior Note to be duly executed under its corporate seal.

Dated:

                                       UNITED USN, INC.


                                       By:___________________________________
                                       Name:
                                       Title:


[Corporate Seal]



Attest:


----------------------------------



TRUSTEE'S CERTIFICATE OF AUTHENTICATION


HARRIS TRUST AND SAVINGS BANK,
    as Trustee, certifies that this is one
    of the Senior Notes referred to in the Indenture.



By:____________________________________
    Authorized Officer

              FORM OF REVERSE SIDE OF EXCHANGE GLOBAL SENIOR NOTE
              ---------------------------------------------------

                                UNITED USN, INC.

                               GLOBAL SENIOR NOTE
                REPRESENTING 14% SENIOR DISCOUNT NOTES DUE 2003

     1.   Indenture.
          ---------

          This Senior Note is one of one or more duly authorized issues of debt securities of the Company (as defined below) designated as its "14% Senior Discount Notes due 2003" (herein called the "Senior Notes") limited in aggregate principal amount at Stated Maturity to $137,000,000 issued under an indenture dated as of September 30, 1996 (as amended or supplemented from time to time, the "Indenture") between the Company and HARRIS TRUST AND SAVINGS BANK, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. The summary of the terms of this Global Senior Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Global Senior Note which are not defined herein shall have the meanings assigned to them in the Indenture.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into or permit consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create Liens, enter into or permit certain Sale and Leaseback Transactions, make Asset Sales and engage in businesses other than the Telecommunications Business. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock.

     2.   Principal and Interest.
          ----------------------

          UNITED USN, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Senior Note to the Holder hereof on September 30, 2003.

          This Senior Note is issued at a discounted principal value of $30,203,375. This Senior Note will accrete in value in the manner specified below in this paragraph at a rate of 14% per annum, compounded semiannually,
                                         --- -----
to an aggregate principal amount of $48,500,000 by March 30, 2000.  Thereafter, interest will accrue on this Senior Note at a rate of 14% per annum, from
                                                           --- -----
March 30, 2000 and will be payable in cash semiannually on March 30, and September 30 of each year (an "Interest Payment Date"), commencing on September 30, 2000, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Global Senior Note (or the Senior Note in exchange or substitution for which this Global Senior Note was issued) is registered at the close of business on the Record Date for the interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on March 15 or September 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Each payment of interest in respect of an Interest Payment Date will include interest (including Special Interest, if any) accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

          If this Global Senior Note was issued in exchange for an Initial Senior Note pursuant to a Registered Exchange Offer on or prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on the equivalent principal amount of the Initial Senior Note or Initial Senior Notes in exchange for which this Global Senior Note was issued, up to but not including the date of issuance of this Global Senior Note, shall be paid on the first Interest Payment Date for this Global Senior Note to the Holder of this Senior Note on the first Record Date with respect to this Global Senior Note. If this Global Senior Note was issued pursuant to a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any accrued and unpaid interest with respect to the equivalent principal amount of the Initial Senior Note or Initial Senior Notes in exchange for which this Global Senior Note was issued and any accrued and unpaid interest on this Senior Note through the day before such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of such Initial Senior Note on such Record Date. Any accretion of value with respect to the equivalent principal amount of the Initial Senior Note or Initial Senior Notes in exchange for which this Global Senior Note was issued, up to but not including the date of issuance of this Global Senior Note, shall be included as Accreted Value with respect to this Global Senior Note.

          To the extent lawful, the Company shall pay interest on (i) if prior to March 30, 2000, any overdue Accreted Value of (and premium, if any, on) this Global Senior Note or if on or after March 30, 2000, any overdue principal of (and premium, if any, on) this Global Senior Note, at the interest rate borne on this Global Senior Note plus 1% per annum, and (ii) Defaulted Interest (without
                                --- -----
regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

          "Accreted Value" is defined in the Indenture to mean, for any Specified Date, the amount provided below for each $1,000 principal amount at Stated Maturity of the Senior Notes:

          (a) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

          Semi-Annual Accrual Date                  Accreted Value
          ------------------------                  --------------
          March 30, 1997...........................   $ 666.34
          September 30, 1997.......................     712.99
          March 30, 1998...........................     762.90
          September 30, 1998.......................     816.30
          March 30, 1999...........................     873.44
          September 30, 1999.......................     934.58
          March 30, 2000...........................    1000.00

          (b) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (i) $622.75 and (ii) an amount equal to the product of (A) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (B) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (c) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (i) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
     (ii) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (d) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.


     3.   Method of Payment.
          -----------------

          The Company, through the Paying Agent, shall pay interest on this Global Senior Note to the registered Holder of this Global Senior Note, as provided above. The Holder must surrender this Global Senior Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

     4.   Paying Agent and Registrar.
          --------------------------

          Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

     5.   Optional Redemption.
          -------------------

          The Senior Notes will not be redeemable at the option of the Company prior to September 30, 2001, subject to provisions of the following paragraph. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount at Stated Maturity thereof) set forth below, plus accrued and unpaid interest (if any) and Special Interest (if any), if redeemed during the twelve months beginning September 30 of each year indicated below:

     Year                                               Percentage
     ----                                               ----------
     2001                                                  109.0%
     2002                                                  104.5%

     Notwithstanding the foregoing, in the event that on or prior to September 30, 1999, the Company consummates one or more Public Equity Offerings of its Common Stock or issues or sells Qualified Stock of the Company to a Strategic Investor, in each case in an aggregate amount equal to or exceeding $40,000,000, up to a maximum of 25 percent of the aggregate principal amount at Stated Maturity of the Senior Notes will be redeemable at the option of the Company out of the net proceeds of such sale or sales to the extent that such proceeds consist of cash or cash equivalents. Such Senior Notes will be redeemable on not less than 30 nor more than 60 days' prior notice at a Redemption Price equal to 114 percent of the Accreted Value amount of the Senior Notes to be redeemed on the Redemption Date plus accrued and unpaid interest, if any, and Special Interest, if any, to the Redemption Date. Any such redemption shall occur within 90 days after (but not before)
such sale or last such sale in the case of a series of related transactions; provided that immediately after giving effect to such redemption not less than
--------
75% of the aggregate principal amount at Stated Maturity of the Senior Notes originally issued remain outstanding.

     6.   Notice of Redemption.
          --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall send a notice of redemption, first-class mail, postage prepaid, to Holders of Senior Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

          If less than all of the Senior Notes are to be redeemed at any time, the Senior Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Senior Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest (including Special Interest, if any) will be paid on such Interest Payment Date to the Holder of the Senior Note at the close of business on such Record Date. If money in amount sufficient to pay the Redemption Price plus accrued and unpaid interest and Special Interest, if any, to such Redemption Date of all Senior Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest (including Special Interest, if any) on the Senior Notes to be redeemed on the applicable Redemption Date will cease to accrue or such Senior Notes will cease to accrete in value, as the case may be.

          The Senior Notes are not subject to any sinking fund.

     7.   Repurchase at the Option of Holders upon Change of Control.
          ----------------------------------------------------------

          Upon the occurrence of a Change of Control, each Holder of Senior Notes shall have the right to require the Company to purchase such Holder's Senior Notes, in whole or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value of such Senior Notes (or portions thereof) on any Change of Control Payment Date occurring prior to March 30, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, to such Change of Control Payment Date, or 101% of the principal amount at Stated Maturity of such Senior Notes (or portions thereof) on any Change of Control Payment Date occurring on or after March 30, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, to such Change of Control Payment Date.

          Within 30 days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Senior Notes. The Holder of this Global Senior Note may elect to have this Global Senior Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Global Senior Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Senior Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrete in value or accrue interest, as the case may be, and accrue Special Interest, if any, from and after the Change of Control Payment Date.

     8.   Repurchase at the Option of Holders upon Asset Sale.
          ---------------------------------------------------

          If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $5,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Senior Notes in an
                                         --- ----
aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to 100% of the Accreted Value of such Senior Notes on any Asset Sale Payment Date occurring prior to March 30, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, to such Asset Sale Payment Date, or 100% of the principal amount at Stated Maturity of such Senior Notes on any Asset Sale Payment Date occurring on or after March 30, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Asset Sale Payment Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Senior Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes, including the making of an "Asset Sale Offer" pursuant to the Convertible Note Indenture.

          Within 30 days of the date on which the amount of Excess Proceeds exceeds $5,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Senior Notes. The Holder of this Global Senior Note may elect to have this Senior Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Senior Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Senior Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrete in value or accrue interest, as the case may be, and accrue Special Interest, if any, from and after the Asset Sale Payment Date.

     9.   The Global Senior Note.
          ----------------------

          So long as this Global Senior Note is registered in the name of the Depositary or its nominee, members of, or participants in the Depositary
("Agent Members") shall have no rights under the Indenture with respect to this Global Senior Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Senior Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Senior Notes.

          The Holder of this Global Senior Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Senior Note through Agent Members, to take any action which a Holder of Senior Notes is entitled to take under the Indenture or the Senior Notes.

          Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Senior Notes, this Global Senior Note is redeemed, repurchased or exchanged in part, this Global Senior Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Senior Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Senior Note to such Holder; provided that this Global Senior
                                               --------
Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

     10.  Transfer and Exchange.
          ---------------------

          The Holder of this Global Senior Note shall, by acceptance of this Global Senior Note, agree that transfers of beneficial interests in this Global Senior Note may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Senior Notes represented thereby shall be required to be reflected in book entry form.

          Transfers of this Global Senior Note shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Senior Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

          This Global Senior Note will be exchanged by the Company for one or more Certificated Senior Notes if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or
(b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Senior Note for one or more Certificated Senior Notes; provided that the
                                                       --------
principal amount of each of such Certificated Senior Notes and this Global Senior Note after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Senior Note, is exchanged as a whole for one or more Certificated Senior Notes, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Senior Note is exchanged in part for one or more Certificated Senior Notes, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) of the Indenture. All Certificated Senior Notes issued in exchange for this Global Senior Note or any portion hereof shall be registered in such names as the Depositary shall instruct the Trustee. Any Certificated Senior Notes issued in exchange for this Global Senior Note shall include the Unit Legend except as set forth in Section 2.06(k) of the Indenture. Interests in this Global Senior Note may not be exchanged for Certificated Senior Notes other than as provided in this paragraph.

     11.  Senior Note Contingent Warrants.
          -------------------------------

          The Company will issue to the Holders of the Senior Notes Senior Note Contingent Warrants exercisable for Class A Common Stock of the Company representing 3.0% of the Common Stock of the Company on a fully diluted basis (subject to certain exceptions) as of the date of issuance of such Senior Note Contingent Warrants after giving effect to the issuance thereof in the event that on or prior to March 30, 1998 the Company has not (i) consummated a Qualified Public Offering or (ii) been sold pursuant to a Qualified Sale of the Company. Such Senior Note Contingent Warrants will be issued pursuant to the Warrant Agreement with the same rights thereunder as the Initial Warrants and Holders thereof will have the benefits of the Registration Rights Agreement.

          Any Senior Note Contingent Warrants issued shall be issued to the Holders of the outstanding Senior Notes as of March 30, 1998, pro rata, based upon the aggregate principal amount of the Senior Notes held by such Holder as of March 30, 1998.

     12.  Senior Note Guarantees.
          ----------------------

          The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness") other than the Senior Notes, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Senior Note Guarantee (a "Senior Note Guarantee") of payment of this Senior Note by such Restricted Subsidiary and
(ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary of the Company as a result of any payment by such Restricted Subsidiary under its Senior Note Guarantee, provided that any
                                                       --------
Restricted Subsidiary may guarantee any Credit Facility so long as such Restricted Subsidiary enters into a Senior Note Guarantee ranking pari passu
                                                                  ---- -----
with its guarantee under such Credit Facility. If the Guaranteed Indebtedness is pari passu with the
   ---- -----

Senior Notes, then the guarantee of such Guaranteed Indebtedness shall be pari
                                                                          ----
passu with or subordinated to the Senior Note Guarantee; and if the Guaranteed
-----
Indebtedness is subordinated to the Senior Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Senior Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to this Senior Note. Notwithstanding the provisions of Section 4.10(a) of the Indenture, any Senior Note Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Senior Note Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

     13.  Denominations.
          -------------

          The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

     14.  Unclaimed Money.
          ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

     15.  Discharge and Defeasance.
          ------------------------

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Senior Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest (including Special Interest, if any) on the Senior Notes to redemption or maturity, as the case may be.

     16.  Amendment, Waiver.
          -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Senior Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes. The Holders of not less than 75% in aggregate principal amount at Stated Maturity of the outstanding Senior Notes may, on behalf of the Holders of all such Senior Notes, waive any right to require the Company to issue to the Holders of the Senior Notes Senior Note Contingent Warrants. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Senior Notes, the Company and the Trustee may amend the Indenture or the Senior Notes (i) to evidence the succession of another Person to the Company or a Guarantor and the assumption by such successor of the covenants of the Company or a Guarantor under the Indenture and contained in the Senior Notes; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or the Guarantors, if any; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Senior Notes in addition to or in place of Certificated Senior Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not
                                          --------
adversely affect the interests of the Holders in any material respect; (vii) to provide for Restricted Subsidiaries to become Guarantors pursuant to the terms of the Indenture; (viii) to secure the Senior Notes; or (ix) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     17.  Defaults and Remedies.
          ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at Stated Maturity of the Senior Notes, subject to certain limitations, may declare all the Senior Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Senior Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Senior Notes may not enforce the Indenture, the Senior Note Guarantees or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Senior Note Guarantees or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount at Stated Maturity of the Senior Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount at Stated Maturity of the outstanding Senior Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

     18.  Individual Rights of Trustee.
          ----------------------------

          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

     19.  No Recourse Against Certain Others.
          ----------------------------------

          No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Senior Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Senior Note to such Holder.

     20.  Governing Law.
          -------------

          THE INDENTURE AND THIS GLOBAL SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          The Company will furnish to any Holder of Senior Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Global Senior Note. Requests may be made to:

               UNITED USN, INC.
               10 South Riverside Plaza
               Suite 410
               Chicago, Illinois  60606-3709
               Attention:  _________

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT
                          ----------------------------

The initial principal amount at Stated Maturity of this Global Senior Note shall be $__________. The following decreases/increases in the principal amount at maturity of this Global Senior Note have been made:


                                                             Total Principal
                                                             Amount at
                      Decrease in         Increase in        Maturity           Notation
Date of               Principal           Principal          Following          Made by or
Decrease/             Amount at           Amount at          such Decrease/     on Behalf
Increase              Maturity            Maturity           Increase           of Trustee
--------              -----------         -----------        --------------     ----------
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________
___________          __________          __________          _________          _________

                                   ASSIGNMENT

                    (To be executed by the registered Holder if such Holder desires to transfer this Global Senior Note)

FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

[                     ] _______________________________________________________

_______________________________________________________________________________
                 (Please print name and address of transferee)

_______________________________________________________________________________
this Global Senior Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer this Global Senior Note on the Security Register, with full power of substitution.


Dated:_______________


--------------------------               -------------------------------------
Signature of Holder                      Signature Guaranteed:
                                              Commercial Bank or Trust Company
                                              or Member Firm of the New York
                                              Stock Exchange, Inc.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Global Senior Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

[ ]  In connection with the Change of Control Offer made pursuant to Section
     4.07 of the Indenture, the undersigned hereby elects to have

     [ ]   the entire principal amount at Stated Maturity

     [ ] $_______________($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Global Senior Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _________________ an amount in cash equal to 101% of the Accreted Value with respect to the principal amount at Stated Maturity indicated in the preceding sentence or the principal amount at Stated Maturity indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest and Special Interest thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

     [ ]   the entire principal amount at Stated Maturity

     [ ] $_______________($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Global Senior Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _________________ an amount in cash equal to 101% of the Accreted Value with respect to the principal amount at Stated Maturity indicated in the preceding sentence or the principal amount at Stated Maturity indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest and Special Interest thereon, if any, to the Asset Sale Payment Date.

Date:  ___________

______________________________      __________________________________
Signature of Holder                 Signature Guaranteed:
                                    Commercial Bank or Trust Company
                                    or Member Firm of the New York
                                    Stock Exchange, Inc.

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Global Senior Note in every particular, without alteration or any change whatsoever.